Exhibit 99.1

Broadcom Limited Announces Fourth Quarter and

Fiscal Year 2017 Financial Results and Interim Dividend

•	Quarterly interim dividend increased by 72 percent to $1.75 per share from the prior quarter

•	Long term free cash flow target increased from 35 percent to 40 percent of net revenue

•	Quarterly GAAP gross margin of 49.2 percent; Quarterly non-GAAP gross margin from continuing operations of 63.3 percent

•	Quarterly GAAP diluted earnings per share of $1.50; Quarterly non-GAAP diluted earnings per share from continuing operations of $4.59

SAN JOSE, Calif., and SINGAPORE – December 6, 2017 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for the fourth fiscal quarter and fiscal year ended October 29, 2017, and provided guidance for the first quarter of its fiscal year 2018. The Company completed its acquisition of Brocade Communications Systems, Inc. on November 17, 2017. The financial results provided below for the fourth quarter and fiscal year 2017 do not include any contribution from Brocade.

Fourth Quarter Fiscal Year 2017 GAAP Results

Net revenue was $4,844 million, an increase of 9 percent from $4,463 million in the previous quarter and an increase of 17 percent from $4,136 million in the same quarter last year.

Gross margin was $2,383 million, or 49.2 percent of net revenue. This compares with gross margin of $2,149 million, or 48.2 percent of net revenue, in the prior quarter, and gross margin of $2,171 million, or 52.5 percent of net revenue, in the same quarter last year.

Operating expenses were $1,518 million. This compares with $1,501 million in the prior quarter and $1,790 million for the same quarter last year.

Operating income was $865 million, or 17.9 percent of net revenue. This compares with operating income of $648 million, or 14.5 percent of net revenue, in the prior quarter, and operating income of $381 million, or 9.2 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $671 million, or $1.50 per diluted share. This compares with net income of $507 million, or $1.14 per diluted share, for the prior quarter, and net loss of $668 million, or $1.59 per diluted share, in the same quarter last year.

Net income attributable to ordinary shares was $636 million. Net income attributable to the noncontrolling interest (restricted exchangeable limited partnership units (“REUs”)) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $35 million.

Fourth Quarter Fiscal Year 2017 GAAP Results

				Change
(Dollars in millions, except per share data)	Q4 17	Q3 17	Q4 16	Q/Q		Y/Y
Net revenue	$4,844	$4,463	$4,136		+9%		+17%
Gross margin	49.2%	48.2%	52.5%		+100bps		-330bps
Operating expenses	$1,518	$1,501	$1,790	+$	17	-$	272
Net income (loss)	$671	$507	$(668)	+$	164	+$	1,339
Net income (loss) attributable to noncontrolling interest	$35	$26	$(36)	+$	9	+$	71
Net income (loss) attributable to ordinary shares	$636	$481	$(632)	+$	155	+$	1,268
Earnings (loss) per share - diluted	$1.50	$1.14	$(1.59)	+$	0.36	+$	3.09

The Company’s cash and short term investment balance at the end of the fourth fiscal quarter was $11,204 million, compared to $5,449 million at the end of the prior quarter.

During the fourth quarter, the Company generated $1,959 million in cash from operations and received $3,980 million from issuance of long-term debt, and $440 million from the sale of real property. In the fourth quarter, the Company spent $233 million on capital expenditures.

On September 29, 2017, the Company paid a cash dividend of $1.02 per ordinary share, totaling $416 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $1.02 per REU, totaling $23 million.

Fourth Quarter Fiscal Year 2017 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $4,848 million, an increase of 9 percent from $4,467 million in the previous quarter, and an increase of 17 percent from $4,146 million in the same quarter last year.

Gross margin from continuing operations was $3,068 million, or 63.3 percent of net revenue. This compares with gross margin of $2,827 million, or 63.3 percent of net revenue, in the prior quarter, and gross margin of $2,522 million, or 60.8 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,293 million, or 47.3 percent of net revenue. This compares with operating income from continuing operations of $2,059 million, or 46.1 percent of net revenue, in the prior quarter, and $1,719 million, or 41.5 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,091 million, or $4.59 per diluted share. This compares with net income of $1,871 million, or $4.10 per diluted share last quarter, and net income of $1,549 million, or $3.47 per diluted share, in the same quarter last year.

Fourth Quarter Fiscal Year 2017 Non-GAAP Results

				Change
(Dollars in millions, except per share data)	Q4 17	Q3 17	Q4 16	Q/Q		Y/Y
Net revenue	$4,848	$4,467	$4,146		+9%		+17%
Gross margin	63.3%	63.3%	60.8%		—		+250bps
Operating expenses	$775	$768	$803	+$	7	-$	28
Net income	$2,091	$1,871	$1,549	+$	220	+$	542
Earnings per share - diluted	$4.59	$4.10	$3.47	+$	0.49	+$	1.12

“On the heels of very strong fiscal 2017 financial results, and continuing momentum into the new fiscal year, we are increasing capital returns to our shareholders and have raised our interim quarterly dividend by 72%,” said Hock Tan, President and CEO of Broadcom Limited. “We also closed the acquisition of Brocade early in the first fiscal quarter of 2018, adding to our very successful track record of highly accretive M&A.”

Other Quarterly Data

	Q4 17		Q3 17		Q4 16		Growth Rates
							Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,146	45%	$2,208	50%	$2,074	50%	-3%	3%
Wireless communications	1,796	37	1,283	29	1,346	32	40%	33%
Enterprise storage	645	13	735	16	561	14	-12%	15%
Industrial & other	257	5	237	5	155	4	8%	66%

Total net revenue	$4,844	100%	$4,463	100%	$4,136	100%

	Q4 17		Q3 17		Q4 16		Growth Rates
							Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,150	45%	$2,211	50%	$2,077	50%	-3%	4%
Wireless communications	1,796	37	1,283	29	1,346	32	40%	33%
Enterprise storage	645	13	735	16	561	14	-12%	15%
Industrial & other (1)	257	5	238	5	162	4	8%	59%

Total non-GAAP net revenue	$4,848	100%	$4,467	100%	$4,146	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q4 17	Q3 17	Q4 16
Cash from operations	$1,959	$1,656	$1,352
Depreciation	$117	$112	$118
Amortization of acquisition-related intangible assets	$1,099	$1,096	$580
Capital expenditures	$233	$255	$193
Days sales outstanding (“DSO”)	46	49	48
Inventory days on hand (“DOH”)	73	78	74
Non-GAAP DSO	46	49	48
Non-GAAP Inventory DOH	74	79	78

Fiscal Year 2017 Financial Results From Continuing Operations

Net revenue from continuing operations was $17,636 million, an increase of 33 percent from $13,240 million in the prior year. Gross margin was $8,509 million, or 48.2 percent of net revenue, versus $5,940 million, or 44.9 percent of net revenue, in the prior year. Operating income was $2,493 million compared with an operating loss of $409 million in the prior year. Net income, which includes the impact from discontinued operations, was $1,894 million, or $4.27 per diluted share. This compares with a net loss of $1,861 million, or $4.86 per diluted share, in fiscal year 2016. Net income attributable to ordinary shares was $1,796 million in fiscal year 2017. Net income attributable to the noncontrolling interest REUs in the Partnership was $98 million.

Fiscal Year 2017 GAAP Results

(Dollars in millions, except per share data)	2017	2016	Change Y/Y
Net revenue	$17,636	$13,240		+33%
Gross margin	48.2%	44.9%		+330bps
Operating expenses	$6,016	$6,349	-$	333
Net income (loss)	$1,894	$(1,861)	+$	3,755
Net income (loss) attributable to noncontrolling interest	$98	$(122)	+$	220
Net income (loss) attributable to ordinary shares	$1,796	$(1,739)	+$	3,535
Earnings (loss) per share - diluted	$4.27	$(4.86)	+$	9.13

Non-GAAP net revenue from continuing operations was $17,665 million, an increase of 33 percent from $13,292 million in the prior year. Non-GAAP gross margin was $11,137 million, or 63 percent of net revenue, versus $8,046 million, or 60.5 percent of net revenue, in the prior year. Non-GAAP operating income from continuing operations was $8,011 million. This compares with $5,320 million in the prior year. Non-GAAP net income was $7,255 million, or $16.02 per diluted share. This compares with non-GAAP net income of $4,672 million, or $11.45 per diluted share, in fiscal year 2016.

Fiscal Year 2017 Non-GAAP Results

(Dollars in millions, except per share data)	2017	2016	Change Y/Y
Net revenue	$17,665	$13,292		+33%
Gross margin	63.0%	60.5%		+250bps
Operating expenses	$3,126	$2,726	+$	400
Net income	$7,255	$4,672	+$	2,583
Earnings per share - diluted	$16.02	$11.45	+$	4.57

First Quarter Fiscal Year 2018 Business Outlook

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 will include an extra week, compared to fiscal year 2017, which will fall in the first quarter of fiscal year 2018.

Based on current business trends and conditions, the outlook for continuing operations for the first quarter of fiscal year 2018, ending February 4, 2018, including the projected partial quarter contribution from the acquired Brocade Fibre Channel Storage Area Networking business, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$5,296M +/-$75M	$4M	$5,300M +/-$75M
Gross margin	47.75% +/-1%	$864M	64.0% +/-1%
Operating expenses	$1,760M	$860M	$900M
Interest expense and other	$161M	$35M	$126M
Provision for income taxes	$22M	$84M	$106M
Diluted share count	427M	31M	458M

•	Non-GAAP net revenue includes $4 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $4 million of licensing revenue, and excludes the effects of $730 million of amortization of intangible assets, $90 million of charges related to inventory step-up to fair value, $20 million of share-based compensation expense, and $20 million of restructuring charges;

•	Non-GAAP operating expenses exclude $340 million of amortization of intangible assets, $280 million of share-based compensation expense, $145 million of restructuring charges, and $95 million of acquisition-related costs;

•	Non-GAAP tax provision is $84 million higher than GAAP due to the tax effects of the projected reconciling items noted above;

•	Non-GAAP interest expense and other excludes $35 million of debt-related costs; and

•	Non-GAAP diluted share count includes the impact of the REUs on an if-converted basis, which were not included in projected GAAP diluted share count because their effect is expected to be antidilutive, and excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the first fiscal quarter are expected to be approximately $210 million. For the first fiscal quarter, depreciation is expected to be $130 million and amortization is expected to be approximately $1,070 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Update to Long Term Target Operating Model

The Company will continue to target long term annual revenue growth of 5 percent. The Company is raising its long term target for non-GAAP gross margin from greater than 60 percent to 65 percent and non-GAAP operating margin from 45 percent to 47.5 percent. The Company is also raising its long term target for free cash flow from 35 percent to 40 percent of net revenue. These targets are long term goals and should not be interpreted as guidance for either the current period or future periods.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $1.75 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $1.75 per REU.

The dividend and the distribution are both payable on December 29, 2017 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on December 19, 2017.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2017, ended October 29, 2017, and to provide guidance for the first quarter of fiscal year 2018, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 7599088. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 7599088. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of acquisition-related intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on disposition of assets, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the proposed transaction involving Broadcom and Qualcomm Incorporated, or Qualcomm, and the expected benefits of the proposed transaction; (ii) the expected benefits of acquisitions, (iii) our plans, objectives and intentions with respect to future operations and products, (iv) our competitive position and opportunities, (v) the impact of acquisitions on the market for our products, and (vi) other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with our proposal to acquire Qualcomm, including: (i) uncertainty regarding the ultimate outcome or terms of any possible transaction between Broadcom and Qualcomm, including as to whether Qualcomm will cooperate with us regarding the proposed transaction; (ii) the effects of the announcement of the proposed transaction on the ability of Broadcom and Qualcomm to retain customers, to retain and hire key personnel and to maintain favorable relationships with suppliers or customers; (iii) the timing of the proposed transaction; (iv) the ability to obtain regulatory approvals and satisfy other closing conditions to the completion of the proposed transaction (including shareholders approvals); and (v) other risks related to the completion of the proposed transaction and actions related thereto; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions, including our acquisition of Brocade; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; increased dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; our proposed redomiciliation of our ultimate parent company to the United States; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our effective tax rate, legislation that may impact our effective tax rate and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; cyclicality in the semiconductor industry or in our target markets; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Net revenue	$4,844	$4,463	$4,136	$17,636	$13,240
Cost of products sold:
Cost of products sold	1,798	1,658	1,639	6,593	5,295
Purchase accounting effect on inventory	2	1	86	4	1,185
Amortization of acquisition-related intangible assets	658	655	224	2,511	763
Restructuring charges	3	—	16	19	57

Total cost of products sold	2,461	2,314	1,965	9,127	7,300

Gross margin	2,383	2,149	2,171	8,509	5,940

Research and development	828	827	806	3,292	2,674
Selling, general and administrative	194	200	224	799	806
Amortization of acquisition-related intangible assets	441	441	356	1,764	1,873
Restructuring, impairment and disposal charges	55	33	404	161	996

Total operating expenses	1,518	1,501	1,790	6,016	6,349

Operating income (loss)	865	648	381	2,493	(409)
Interest expense	(119)	(112)	(106)	(454)	(585)
Loss on debt extinguishment	(7)	—	(49)	(166)	(123)
Other income, net	16	12	9	62	10

Income (loss) from continuing operations before income taxes	755	548	235	1,935	(1,107)
Provision for income taxes	89	39	841	35	642

Income (loss) from continuing operations	666	509	(606)	1,900	(1,749)
Income (loss) from discontinued operations, net of income taxes	5	(2)	(62)	(6)	(112)

Net income (loss)	671	507	(668)	1,894	(1,861)
Net income (loss) attributable to noncontrolling interest	35	26	(36)	98	(122)

Net income (loss) attributable to ordinary shares	$636	$481	$(632)	$1,796	$(1,739)

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$1.55	$1.19	$(1.44)	$4.45	$(4.46)
Income (loss) per share from discontinued operations	0.01	(0.01)	(0.15)	(0.02)	(0.29)

Net income (loss) per share	$1.56	$1.18	$(1.59)	$4.43	$(4.75)

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$1.49	$1.14	$(1.44)	$4.28	$(4.57)
Income (loss) per share from discontinued operations	0.01	—	(0.15)	(0.01)	(0.29)

Net income (loss) per share	$1.50	$1.14	$(1.59)	$4.27	$(4.86)

Shares used in per share calculations:
Basic	408	407	398	405	366
Diluted	424	445	421	421	383

Share-based compensation expense included in continuing operations:
Cost of products sold	$17	$18	$14	$64	$48
Research and development	171	174	136	636	430
Selling, general and administrative	64	59	58	220	186

Total share-based compensation expense	$252	$251	$208	$920	$664

(1)	For fiscal periods after February 1, 2016, basic income (loss) per share numerators are reduced by approximately 5% of net income (loss), attributable to noncontrolling interest. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended July 30, 2017 and October 30, 2016 and the fiscal year ended October 30, 2016, diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted income (loss) per share calculations include approximately 22 million Partnership REUs for the fiscal quarter ended July 30, 2017, approximately 23 million Partnership REUs for the fiscal quarter ended October 30, 2016, and approximately 17 million Partnership REUs for the fiscal year ended October 30, 2016, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Net revenue on GAAP basis	$4,844	$4,463	$4,136	$17,636	$13,240
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10	29	52

Net revenue on non-GAAP basis	$4,848	$4,467	$4,146	$17,665	$13,292

Gross margin on GAAP basis	$2,383	$2,149	$2,171	$8,509	$5,940
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10	29	52
Purchase accounting effect on inventory	2	1	86	4	1,185
Amortization of acquisition-related intangible assets	658	655	224	2,511	763
Share-based compensation expense	17	18	14	64	48
Restructuring charges	3	—	16	19	57
Acquisition-related costs	1	—	1	1	1

Gross margin on non-GAAP basis	$3,068	$2,827	$2,522	$11,137	$8,046

Research and development on GAAP basis	$828	$827	$806	$3,292	$2,674
Share-based compensation expense	171	174	136	636	430
Acquisition-related costs	—	1	4	6	10

Research and development on non-GAAP basis	$657	$652	$666	$2,650	$2,234

Selling, general and administrative expense on GAAP basis	$194	$200	$224	$799	$806
Share-based compensation expense	64	59	58	220	186
Acquisition-related costs	12	25	29	103	128

Selling, general and administrative expense on non-GAAP basis	$118	$116	$137	$476	$492

Total operating expenses on GAAP basis	$1,518	$1,501	$1,790	$6,016	$6,349
Amortization of acquisition-related intangible assets	441	441	356	1,764	1,873
Share-based compensation expense	235	233	194	856	616
Restructuring, impairment and disposal charges	55	33	404	161	996
Acquisition-related costs	12	26	33	109	138

Total operating expenses on non-GAAP basis	$775	$768	$803	$3,126	$2,726

Operating income (loss) on GAAP basis	$865	$648	$381	$2,493	$(409)
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10	29	52
Purchase accounting effect on inventory	2	1	86	4	1,185
Amortization of acquisition-related intangible assets	1,099	1,096	580	4,275	2,636
Share-based compensation expense	252	251	208	920	664
Restructuring, impairment and disposal charges	58	33	420	180	1,053
Acquisition-related costs	13	26	34	110	139

Operating income on non-GAAP basis	$2,293	$2,059	$1,719	$8,011	$5,320

Interest expense on GAAP basis	$(119)	$(112)	$(106)	$(454)	$(585)
Debt-related costs	—	—	—	1	149

Interest expense on non-GAAP basis	$(119)	$(112)	$(106)	$(453)	$(436)

Other income, net on GAAP basis	$16	$12	$9	$62	$10
Gain on disposition of assets	—	—	—	(23)	—

Other income, net on non-GAAP basis	$16	$12	$9	$39	$10

Income (loss) from continuing operations before income taxes on GAAP basis	$755	$548	$235	$1,935	$(1,107)
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10	29	52
Purchase accounting effect on inventory	2	1	86	4	1,185
Amortization of acquisition-related intangible assets	1,099	1,096	580	4,275	2,636
Share-based compensation expense	252	251	208	920	664
Restructuring, impairment and disposal charges	58	33	420	180	1,053
Acquisition-related costs	13	26	34	110	139
Debt-related costs	—	—	—	1	149
Loss on debt extinguishment	7	—	49	166	123
Gain on disposition of assets	—	—	—	(23)	—

Income before income taxes on non-GAAP basis	$2,190	$1,959	$1,622	$7,597	$4,894

Provision for income taxes on GAAP basis	$89	$39	$841	$35	$642
Income tax effects of non-GAAP reconciling adjustments	10	49	(768)	307	(420)

Provision for income taxes on non-GAAP basis	$99	$88	$73	$342	$222

Net income (loss) on GAAP basis	$671	$507	$(668)	$1,894	$(1,861)
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10	29	52
Purchase accounting effect on inventory	2	1	86	4	1,185
Amortization of acquisition-related intangible assets	1,099	1,096	580	4,275	2,636
Share-based compensation expense	252	251	208	920	664
Restructuring, impairment and disposal charges	58	33	420	180	1,053
Acquisition-related costs	13	26	34	110	139
Debt-related costs	—	—	—	1	149
Loss on debt extinguishment	7	—	49	166	123
Gain on disposition of assets	—	—	—	(23)	—
Income tax effects of non-GAAP reconciling adjustments	(10)	(49)	768	(307)	420
Discontinued operations, net of income taxes	(5)	2	62	6	112

Net income on non-GAAP basis	$2,091	$1,871	$1,549	$7,255	$4,672

Shares used in per share calculation - diluted on GAAP basis	424	445	421	421	383
Non-GAAP adjustment (2)	32	11	26	32	25

Shares used in per share calculation - diluted on non-GAAP basis	456	456	447	453	408

Inventory days on hand on GAAP basis	73	78	74
Non-GAAP adjustment(3)	1	1	4

Inventory days on hand on non-GAAP basis	74	79	78

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of Partnership REUs and equity awards, which would otherwise be antidilutive on a GAAP basis.
(3)	Non-GAAP adjustment for inventory days on hand represents the impact of purchase accounting on inventory, share-based compensation expense, and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	October 29,	October 30,
	2017	2016
ASSETS

Current assets:
Cash and cash equivalents	$11,204	$3,097
Trade accounts receivable, net	2,448	2,181
Inventory	1,447	1,400
Other current assets	724	447

Total current assets	15,823	7,125

Long-term assets:
Property, plant and equipment, net	2,599	2,509
Goodwill	24,706	24,732
Intangible assets, net	10,832	15,068
Other long-term assets	458	532

Total assets	$54,418	$49,966

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,105	$1,261
Employee compensation and benefits	626	517
Current portion of long-term debt	117	454
Other current liabilities	630	846

Total current liabilities	2,478	3,078

Long-term liabilities:
Long-term debt	17,431	13,188
Pension and post-retirement benefit obligations	112	531
Other long-term liabilities	11,101	11,293

Total liabilities	31,122	28,090

Shareholders’ equity:
Ordinary shares	20,505	19,241
Accumulated deficit	(25)	(215)
Accumulated other comprehensive loss	(91)	(134)

Total Broadcom Limited shareholders’ equity	20,389	18,892
Noncontrolling interest	2,907	2,984

Total shareholders’ equity	23,296	21,876

Total liabilities and shareholders’ equity	$54,418	$49,966

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$671	$507	$(668)	$1,894	$(1,861)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,219	1,211	700	4,737	3,042
Share-based compensation	252	251	205	921	679
Excess tax benefits from share-based compensation	—	—	(21)	—	(89)
Deferred taxes and other non-cash taxes	(74)	12	718	(173)	365
Non-cash portion of debt extinguishment loss	7	—	49	166	100
Non-cash restructuring, impairment and disposal charges	17	14	394	71	662
Amortization of debt issuance costs and accretion of debt discount	5	5	9	24	36
Other	9	13	4	7	(6)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(31)	(344)	—	(267)	(491)
Inventory	(16)	(119)	(92)	(39)	996
Accounts payable	(63)	217	94	(97)	33
Employee compensation and benefits	80	82	93	109	163
Contributions to defined benefit pension plans	(345)	(5)	(19)	(361)	(33)
Other current assets and current liabilities	29	(179)	(60)	(541)	(98)
Other long-term assets and long-term liabilities	199	(9)	(54)	100	(87)

Net cash provided by operating activities	1,959	1,656	1,352	6,551	3,411

Cash flows from investing activities:
Purchases of property, plant and equipment	(233)	(255)	(193)	(1,069)	(723)
Proceeds from disposals of property, plant and equipment	440	1	—	441	5
Purchases of investments	(7)	—	—	(207)	(58)
Proceeds from sales and maturities of investments	200	—	15	200	104
Acquisitions of businesses, net of cash acquired	—	(3)	—	(40)	(10,055)
Proceeds from sales of businesses	—	—	200	10	898
Other	(4)	(1)	4	(9)	(11)

Net cash provided by (used in) investing activities	396	(258)	26	(674)	(9,840)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,980	—	3,584	17,426	19,510
Repayment of debt	—	—	(3,697)	(13,668)	(9,842)
Payment of assumed debt	—	—	—	—	(1,475)
Payment of debt issuance costs	(1)	—	(15)	(24)	(123)
Dividend and distribution payments	(439)	(438)	(213)	(1,745)	(750)
Issuance of ordinary shares	66	41	78	257	295
Excess tax benefits from share-based compensation	—	—	21	—	89
Payment of capital lease obligations	(6)	(6)	—	(16)	—

Net cash provided by (used in) financing activities	3,600	(403)	(242)	2,230	7,704

Net change in cash and cash equivalents	5,955	995	1,136	8,107	1,275
Cash and cash equivalents at the beginning of period	5,249	4,254	1,961	3,097	1,822

Cash and cash equivalents at end of period	$11,204	$5,249	$3,097	$11,204	$3,097

Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$206	$105	$310	$448
Cash paid for income taxes	$96	$35	$99	$349	$242